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[INSIGHT LOGO]

                                                                    EXHIBIT 99.1

                            N e w s   R e l e a s e


                                                                       Contacts:
                                                                     At InSight:
                                                             Steven T. Plochocki
                                                                 President & CEO
                                                                    949-476-0733

                                                                 Thomas V. Croal
                                                  Executive Vice President & CFO
                                                                    949-476-0733



                  INSIGHT HEALTH SERVICES CORP. TO BE ACQUIRED


NEWPORT BEACH, CALIF. ....... July 2, 2001 ... InSight Health Services Corp.
("InSight") (NASDAQ: IHSC) today announced that it has entered into a definitive agreement and plan of merger providing for the acquisition of InSight by J.W. Childs Associates, L.P. and The Halifax Group, L.L.C., in partnership with management. Substantially all of InSight's outstanding debt will be retired in connection with the transaction.

Under the terms of the merger agreement, InSight's common stockholders will receive $18.00 per share in cash upon closing of the merger.

The acquisition is subject to customary closing conditions, including the obtaining of financing and necessary stockholder and regulatory approvals, including the expiration of the Hart-Scott-Rodino waiting period. The transaction is expected to close in late September or early October 2001.

The Carlyle Group and its affiliates, General Electric Company and GE Fund beneficially own approximately 67%, in the aggregate, of the outstanding shares of InSight common stock on a converted basis. They have agreed to vote their shares in favor of the merger.
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InSight Health Services Corp.
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Following the transaction, InSight's senior management, including Steven T.
Plochocki, President and Chief Executive Officer, Thomas V. Croal, Executive Vice President and Chief Financial Officer, Michael A. Boylan, Executive Vice President - Operations - Eastern Division and Michael S. Madler, Executive Vice President - Operations - Western Division will continue to manage the operations of InSight in their current positions.

About InSight

InSight provides diagnostic imaging and information, treatment and related management services. It serves managed care entities, hospitals and other contractual customers in 28 U.S. states, including five major U.S. markets:
California, the Southwest (including a major presence in Texas), the Midwest, the Northeast and the Southeast. Visit InSight's website at www.insighthealth.com.
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About J.W. Childs Associates

J. W. Childs Associates, L.P. is a Boston-based private equity investment firm with $1.5 billion of capital under management specializing in leveraged buyouts and recapitalizations of middle-market growth companies in partnership with company management.

About The Halifax Group

The Halifax Group, L.L.C. is a private equity partnership with $200 million under management with offices in Washington, D.C, Fort Worth, TX, Los Angeles, CA and Raleigh, NC. The Halifax Group focuses on management-led recapitalizations and leveraged buyouts in middle-market growth companies.

UBS Warburg LLC acted as financial advisor to InSight and Banc of America Securities LLC acted as financial advisor to J.W. Childs and The Halifax Group in the transaction.



     The matters set forth in this release are forward-looking statements that are dependent on certain risks and uncertainties, including such factors as availability of financing to consummate the transaction, obtaining the necessary regulatory and other approvals to consummate the transaction, changing regulatory environment, limitations and delays in reimbursement by third party payors, contract renewals, financial stability of customers, aggressive competition, and other risk factors detailed in the Company's SEC filings.


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